Exhibit 4.1

AMENDMENT NO. 1 TO CREDIT AGREEMENT

This AMENDMENT NO. 1 TO CREDIT AGREEMENT, dated as of March 10, 2016 (this “Amendment”), is entered into among JOHNSON CONTROLS, INC., a Wisconsin corporation (the “Company”), the Lenders signatory hereto (which Lenders constitute the Required Lenders), and JPMORGAN CHASE BANK, N.A., as administrative agent for the Lenders (in such capacity, the “Administrative Agent”) under the Credit Agreement, dated as of August 6, 2013 (as amended, supplemented or otherwise modified from time to time prior to the date hereof, the “Credit Agreement”), among the Company, the Eligible Subsidiaries referred to therein, the Lenders from time to time party thereto and the Administrative Agent.

RECITALS:

A.                                    The Company has entered into an Agreement and Plan of Merger, dated as of January 24, 2016, among the Company, Tyco International plc and Jagara Merger Sub LLC, pursuant to which the Company will become an indirect wholly-owned Subsidiary of the New Parent.

B.                                    The Company has requested that the Lenders (i) waive any Default under the Credit Agreement related to the Company’s becoming a wholly-owned Subsidiary of the Parent upon and after the consummation of the Merger and (ii) amend the Credit Agreement (including, without limitation, the provisions of Section 6.01(l) (Events of Default) thereof) from and after the consummation of the Merger in the other respects set forth herein; and the Required Lenders, on the terms and subject to the conditions set forth herein, are willing to consent to the foregoing.

C.                                    In consideration of the mutual execution hereof and other good and valuable consideration, the parties hereto hereby agree as follows:

SECTION 1.                            Defined Terms.  Capitalized terms which are defined in the Credit Agreement (as amended hereby) and not otherwise defined herein have the meanings given in the Credit Agreement (as amended hereby).

SECTION 2.                            Waiver.  Each Lender party hereto hereby consents to the Company becoming a wholly-owned Subsidiary of the Parent upon and after the consummation of the Merger and waives any Default under the Credit Agreement related thereto.

SECTION 3.                            Amendments.

(a)                                 Section 1.01 (Definitions) of the Credit Agreement is hereby amended by adding the following defined terms in alphabetical order thereto, each to read in full as follows, but only upon and from the Merger Date:

“Bail-In Action” has the meaning set forth in Section 11.14.

“Bail-In Legislation” has the meaning set forth in Section 11.14.

“EEA Financial Institution” has the meaning set forth in Section 11.14.

“EEA Member Country” has the meaning set forth in Section 11.14.

“EEA Resolution Authority” has the meaning set forth in Section 11.14.

“EU Bail-In Legislation Schedule” has the meaning set forth in Section 11.14.

“Merger” means the consummation of the Merger (as defined in the Merger Agreement as in effect on March 10, 2016) contemplated by the Merger Agreement, pursuant to which the Company will become a wholly-owned indirect Subsidiary of the New Parent.

“Merger Agreement” means the Agreement and Plan of Merger, dated as of January 24, 2016, among the Company, the New Parent and Jagara Merger Sub LLC, as amended and in effect from time to time.

“Merger Date” means the date of consummation of the Merger.

“New Parent” means Tyco International plc, an Irish public limited company that intends to change its name to Johnson Controls plc on or shortly after the Merger Date, and its successors.

“Write-Down and Conversion Powers” has the meaning set forth in Section 11.14.

(b)                                 Section 1.01 (Definitions) of the Credit Agreement is hereby amended to restate the following defined terms to read in full as follows, but only upon and from the Merger Date:

“Company” means Johnson Controls, Inc., a Wisconsin corporation (“JCI”), and its successors.

“Holding Company” means a corporation or other legal entity organized under the laws of a country that is a member of the Organization for Economic Cooperation and Development which becomes the direct or indirect owner of the equity interests of the New Parent and its Subsidiaries pursuant to a Holding Company Reorganization.

“Holding Company Reorganization” means a transaction or series of transactions pursuant to which the New Parent becomes a direct or indirect wholly-owned subsidiary of the Holding Company.

(c)                                  The definition of “Defaulting Lender” in Section 1.01 (Definitions) of the Credit Agreement is hereby amended to replace clause (d) thereof in its entirety with the following text:  “(d) has become, or has a direct or indirect Parent that has become, the subject of a Bankruptcy Event or a Bail-In Action.”.

(d)                                 Section 2.06(b) (Interest Rates) of the Credit Agreement is hereby amended to add the following text to the end of the second paragraph thereof:  “Notwithstanding the foregoing, if the London Interbank Offer Rate as determined pursuant to any of the foregoing provisions of this definition shall at any time or for any period be less than zero, the London Interbank Offer Rate for such time or period shall be deemed to be zero for purposes of this Agreement.”

(e)                                  Section 5.09 (Consolidation, Mergers and Sales of Assets) of the Credit Agreement is hereby amended to deleting clause (D) and replacing it with the following:  “[reserved]”.

(f)                                   Section 6.01(l) (Events of Default) of the Credit Agreement is hereby amended to read in full as follows, but only upon and from and after the Merger Date:

(l)                   (i) any person or group of persons (within the meaning of Section 13 or 14 of the Securities Exchange Act of 1934, as amended) shall have acquired beneficial ownership (within the meaning of Rule 13d-3 promulgated by the Securities and Exchange Commission under said Act) of 40% or more of the outstanding shares of common stock of the New Parent; (ii) during any

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period of 18 consecutive calendar months (commencing with the Merger Date for the first such period until 18 calendar months has elapsed since the Merger Date), individuals who were directors of the New Parent on the first day of such period (together with any new directors whose election by New Parent’s board of directors or whose nomination for election by the New Parent’s shareholders was approved by a vote of at least two-thirds of the directors who either were directors at the beginning of such period or whose election or nomination was previously so approved) shall cease to constitute at least a majority of the board of directors of the New Parent; or (iii) the New Parent shall cease to own, directly or indirectly and legally and beneficially, 100% of the voting interests of the Company’s outstanding shares of common stock; provided that (I) notwithstanding the foregoing, a transaction will not be deemed to constitute an Event of Default under clause (i) above if (A) the New Parent becomes a direct or indirect wholly-owned Subsidiary of a Holding Company pursuant to a Holding Company Reorganization and (B)(1) the direct or indirect holders of the voting interests of the outstanding shares of common stock of such Holding Company immediately following that transaction are substantially the same as the holders of the voting interests of the New Parent’s outstanding shares of common stock immediately prior to that transaction or (2) immediately following that transaction no person or group of persons (defined as provided in clause (i) above) (other than a Holding Company satisfying the requirements of this sentence) is the beneficial owner, directly or indirectly, of more than 40% of the voting interests of the outstanding shares of common stock of such Holding Company and (II) if a Holding Company Reorganization shall have occurred, clause (ii) above shall apply as if the New Parent prior thereto and the New Parent subsequent thereto were the same Person;

(g)                                  The Credit Agreement is hereby amended to add a new Section 11.14 with the following text:

Section 11.14.  Acknowledgement and Consent to Bail-In of EEA Financial Institutions.  Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any EEA Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the Write-Down and Conversion Powers of an EEA Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a)                                 the application of any Write-Down and Conversion Powers by an EEA Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an EEA Financial Institution; and

(b)                                 the effects of any Bail-In Action on any such liability, including, if applicable:

(i)                                     a reduction in full or in part or cancellation of any such liability;

(ii)                                  a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such EEA Financial Institution, its parent entity, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

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(iii)                               the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of any EEA Resolution Authority.

As used herein, the following terms have the following meanings:

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an EEA Financial Institution.

“Bail-In Legislation” means, with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule.

“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent;

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” means any public administrative authority or any Person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor Person), as in effect from time to time.

“Write-Down and Conversion Powers” means, with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule.

SECTION 4.                            Effectiveness.  This Amendment will become effective upon satisfaction (or waiver in accordance with Section 11.05 (Amendments and Waivers) of the Credit Agreement) of the following conditions precedent:

(a)                                 The Administrative Agent shall have received from the Company and the Required Lenders an executed counterpart of this Amendment (or photocopies thereof sent by fax, pdf or other electronic means, each of which shall be enforceable with the same effect as a signed original).

(b)                                 After giving effect to this Amendment, the representations and warranties made by the Company contained in Section 5 below shall be true in all respects and no Default shall have occurred and be continuing or shall occur after giving effect to this Amendment.

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Notwithstanding the foregoing, the amendments contemplated by Section 3 above shall apply (subject to the satisfaction or waiver of the conditions in this Section 4) only from and after the Merger Date, and subject to and simultaneously with the consummation of the Merger, and prior thereto the provisions of Sections 5.09 and 6.01(l) as in effect prior to the amendments contemplated by Section 3 hereof shall continue in effect.

SECTION 5.                            Representations and Warranties.  The Company represents and warrants, as of the date hereof, that, after giving effect to the provisions of this Amendment, that (a) each of the representations and warranties made by the Company in Article 4 (Representations and Warranties of the Company) of the Credit Agreement is true in all material respects on and as of the date hereof as if made on and as of the date hereof, except to the extent any such representation and warranty (i) expressly relates to an earlier date in which case such representation and warranty shall be true and correct in all material respects as of such earlier date or (ii) is qualified by materiality, in which case such representation and warranty shall be true and correct in all respects, and (b) no Default has occurred and is continuing.

SECTION 6.                            Continuing Effect of the Credit Agreement.  The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as an amendment or waiver of any right, power or remedy of any Lender or the Administrative Agent under any of the Loan Documents, nor constitute an amendment or waiver of any other provision of any of the Loan Documents.  Subject to the express terms of this Amendment, the Credit Agreement remains in full force and effect, and the Company and the Lenders party hereto acknowledge and agree that all of their obligations hereunder and under the Credit Agreement shall be valid and enforceable and shall not be impaired or limited by the execution or effectiveness of this Amendment except to the extent specified herein.

SECTION 7.                            Miscellaneous.  The provisions of Sections 11.03 (Expenses; Indemnification), 11.08 (Governing Law; Submission to Jurisdiction), 11.09 (Counterparts; Integration), 11.10 (Waiver of Jury Trial) and 11.11 (Confidentiality) of the Credit Agreement shall apply with like effect to this Amendment.  All representations and warranties contained herein shall survive the execution and delivery of this Amendment and will bind and inure to the benefit of the respective successors and assigns of the parties hereto, whether so expressed or not.  This Amendment shall constitute a Loan Document for all purposes under the Credit Agreement.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

JOHNSON CONTROLS, INC.

By:	/s/ Frank A. Voltolina
	Name:	Frank A. Voltolina
	Title:	Vice President and Treasurer

By:	/s/ Brian J. Stief
	Name:	Brian J. Stief
	Title:	Executive Vice President and Chief Financial Officer

[Signature Page to Amendment to Johnson Controls, Inc. Credit Agreement]

JPMORGAN CHASE BANK, N.A., as Administrative Agent and as a Lender and Issuing Bank

By:	/s/ Robert D. Bryant
	Name:	Robert D. Bryant
	Title:	Executive Director

[Signature Page to Amendment to Johnson Controls, Inc. Credit Agreement]

Bank of America, N.A., as a Lender and Issuing Bank

By:	/s/ Christopher Wozniak
	Name:	Christopher Wozniak
	Title:	Director

[Signature Page to Amendment to Johnson Controls, Inc. Credit Agreement]

BARCLAYS BANK PLC, as a Lender

By:	/s/ Craig J. Malloy
	Name:	Craig J. Malloy
	Title:	Director

[Signature Page to Amendment to Johnson Controls, Inc. Credit Agreement]

Citibank, N.A., as Documentation Agent and as Lender

By:	/s/ Susan M. Olsen
	Name:	Susan M. Olsen
	Title:	Vice President

[Signature Page to Amendment to Johnson Controls, Inc. Credit Agreement]

ING Bank N.V., Dublin Branch as a Lender

By:	/s/ Sean Hassett
	Name:	Sean Hassett
	Title:	Director

ING Bank N.V., Dublin Branch as a Lender

By:	/s/ Barry Fehily
	Name:	Barry Fehily
	Title:	Managing Director

[Signature Page to Amendment to Johnson Controls, Inc. Credit Agreement]

Commerzbank AG New York Branch, as a Lender

By:	/s/ Michael Ravelo
	Name:	Michael Ravelo
	Title:	Director

By:	/s/ Vanessa De La Ossa
	Name:	Vanessa De La Ossa
	Title:	Associate

[Signature Page to Amendment to Johnson Controls, Inc. Credit Agreement]

COMMERZBANK AKTIENGESELLSCHAFT, FILIALE LUXEMBURG, as a Lender

By:	/s/ Andrea Stockemer
	Name:	Andrea Stockemer

COMMERZBANK AKTIENGESELLSCHAFT, FILIALE LUXEMBURG, as a Lender

By:	/s/ Antje Schnoor
	Name:	Antje Schnoor

[Signature Page to Amendment to Johnson Controls, Inc. Credit Agreement]

Credit Agricole Corporate and Investment Bank, as a Lender

By:	/s/ Gordon Yip
	Name:	Gordon Yip
	Title:	Director

By:	/s/ Jeff Ferrell
	Name:	Jeff Ferrell
	Title:	Managing Director

[Signature Page to Amendment to Johnson Controls, Inc. Credit Agreement]

Danske Bank A/S, as a Lender

By:	/s/ Merete Bagge Ryvald-Christensen
	Name:	Merete Bagge Ryvald-Christensen
	Title:	Chief Loan Manager

Danske Bank A/S, as a Lender

By:	/s/ Gert Carstens
	Name:	Gert Carstens
	Title:	Senior Loan Manager

[Signature Page to Amendment to Johnson Controls, Inc. Credit Agreement]

INTESA SANPAOLO SpA, as a Lender

By:	/s/ John Michalisin
	Name:	John Michalisin
	Title:	FVP, Relationship Manager

By:	/s/ Francesco Di Mario
	Name:	Francesco Di Mario
	Title:	FVP, Head of Credit New York

[Signature Page to Amendment to Johnson Controls, Inc. Credit Agreement]

Standard Chartered Bank, as a Lender

By:	/s/ Steven Aloupis
	Name:	Steven Aloupis
	Title:	Managing Director Loan Syndications

[Signature Page to Amendment to Johnson Controls, Inc. Credit Agreement]

The Bank of Tokyo-Mitsubishi UFJ, Ltd., as a Lender

By:	/s/ Thomas Danielson
	Name:	Thomas Danielson
	Title:	Authorized Signatory

[Signature Page to Amendment to Johnson Controls, Inc. Credit Agreement]

U.S. Bank National Association, as a Lender

By:	/s/ Caroline V. Krider
	Name:	Caroline V. Krider
	Title:	Senior Vice President

[Signature Page to Amendment to Johnson Controls, Inc. Credit Agreement]

Wells Fargo Bank, National Association, as a Lender

By:	/s/ John D. Brady
	Name:	John D. Brady
	Title:	Managing Director

[Signature Page to Amendment to Johnson Controls, Inc. Credit Agreement]

Industrial and Commercial Bank of China Limited, New York Branch, as a Lender

By:	/s/ Kan Chen
	Name:	Kan Chen
	Title:	Vice President

By:	/s/ Linjia Zhou
	Name:	Linjia Zhou
	Title:	Executive Director

[Signature Page to Amendment to Johnson Controls, Inc. Credit Agreement]

Toronto Dominion (Texas) LLC, as a Lender

By:	/s/ Rayan Karim
	Name:	Rayan Karim
	Title:	Authorized Signatory

[Signature Page to Amendment to Johnson Controls, Inc. Credit Agreement]

Mizuho Bank, Ltd., as a Lender

By:	/s/ Donna DeMagistris
	Name:	Donna DeMagistris
	Title:	Authorized Signatory

[Signature Page to Amendment to Johnson Controls, Inc. Credit Agreement]

UniCredit Bank AG, New York Branch, as a Lender

By:	/s/ Ken Hamilton
	Name:	Ken Hamilton
	Title:	Managing Director

By:	/s/ Thilo Huber
	Name:	Thilo Huber
	Title:	Associate Director

[Signature Page to Amendment to Johnson Controls, Inc. Credit Agreement]